UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue, Carpinteria, CA	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.0001 par value	PCOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of Procore Technologies, Inc. (the “Company”) increased the number of directors constituting the full Board from 10 to 11 and appointed Dr. Vishal Misra as a member of the Board, effective as of the Effective Date. Dr. Misra will serve as a Class III director until the Company’s 2027 annual meeting of stockholders, until such time as his successor has been duly elected and qualified, or until his earlier death, resignation, or removal. Dr. Misra was also appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”), effective as of the Effective Date.

The Board has determined that Dr. Misra qualifies as an independent director under the listing standards of the New York Stock Exchange and the director independence standards set forth in the Company’s Corporate Governance Guidelines. There are no arrangements or understandings between Dr. Misra and the Company or any other person pursuant to which Dr. Misra was selected to serve on, or appointed as a member of, the Board. There are no family relationships between Dr. Misra and any director or executive officer of the Company. Dr. Misra has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to, and subject to the terms of, the Company’s Non-Employee Director Compensation Policy, as amended (the “Policy”), which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025, Dr. Misra will receive an annual cash retainer of $48,100 for service on the Board and an additional annual cash retainer of $13,500 for service on the Audit Committee. Such annual cash retainers are payable in equal quarterly installments in arrears and prorated for any partial months of service. Pursuant to the Policy, Dr. Misra was granted an initial restricted stock unit (“RSU”) award having a target equity value of $530,000 (the “Initial RSU Award”), with such award effective as of the Effective Date. The Initial RSU Award will vest in three equal annual installments–on February 20 of 2027, 2028, and 2029, respectively–subject to continued service through each vesting date. In addition, at the close of business on the date of each annual meeting of the Company’s stockholders (each, an “Annual Meeting”), Dr. Misra will receive an RSU award in accordance with and subject to the Policy (each, an “Annual RSU Award”). Each Annual RSU Award will vest in full on the date of the following year’s Annual Meeting (or the date immediately preceding the date of the following year’s Annual Meeting if his service on the Board ends at such meeting), subject to his continued service through the applicable vesting date. The Initial RSU Award is, and any Annual RSU Awards will be, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan, as amended, and its related agreements.

In connection with his appointment to the Board, the Company has entered into its standard indemnification agreement with Dr. Misra, the form of which is incorporated by reference as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 6, 2021 (File No. 333-236789).

Item 7.01   Regulation FD Disclosure.

On April 22, 2026, the Company issued a press release announcing the appointment of Dr. Misra as a member of the Board.

The information in this Item 7.01, including the accompanying Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release dated April 22, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Date: April 22, 2026	By :	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary